REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

This Agreement is dated for reference the 15th day of August, 2000.

BETWEEN:

       JAWS Technologies, Inc. a corporation duly incorporated pursuant to the laws of Delaware

       ("JAWS")

AND:

       VENDORS, Michael Pluscauskas and Tyson Macaulay

       (the "Vendors")

WHEREAS:

A. JAWS and the Vendors have executed a Share Purchase Agreement dated as of August 15th, 2000 (the "Share Purchase Agreement"); and

B. it is a condition to the Vendors' obligations under the Share Purchase Agreement that JAWS and the Vendors enter into this Agreement in order to provide the Vendors with certain rights to register the JAWS Shares issued under the Share Purchase Agreement;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the recitals and of the mutual covenants and conditions hereinafter contained and the payment of one dollar made by each party to the other, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

1.   Registrations  Rights.  JAWS and the Vendors covenant and agree as follows:
     --------------------

1.1  Definitions and Interpretation. In this part:
     ------------------------------

     (a) Forms S-1. The term "Form S-1" means such the form under the U.S. Securities Act of 1933, as amended (the "Securities Act") as are in effect on the date hereof or any successor forms under the Securities Act;

     (b) Holder. The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with section 1.9 of this Agreement;

     (c) Registration. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement;

NY/299884.1

     (d) Registrable Securities. The term "Registrable Securities" means: (i) the JAWS Shares issued to the Vendors pursuant to the Share Purchase Agreement, and (ii) any other JAWS Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the JAWS Shares referred to in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction for or in replacement of, the JAWS Shares referred to in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which the person's rights under this Agreement are not assigned. Notwithstanding the foregoing, JAWS Shares or other securities shall only be treated as Registrable Securities if and so long as they have not been: (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

     (e) Registrable Securities Outstanding. The number of "Registrable Securities then outstanding" shall be determined by the number of JAWS Shares outstanding which are Registrable Securities, and the number of JAWS Shares issuable pursuant to then exercisable or convertible securities which are Registrable Securities; and

     (f)    SEC.  The  term  "SEC"  means  the  U.S.   Securities  and  Exchange
            Commission.

1.2  Request for Registration - Long Form  Registration - Demand  Registration.
     --------------------------------------------------------------------------

     (a) JAWS shall use its reasonable best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities which the Holders request to be registered and in any event not later than one hundred and twenty (120) days from the date of such request.

1.3 Piggy-Back Registration. If (but without any obligation to do so) JAWS proposes to register any of its shares under the Securities Act in connection with the public offering of such securities solely for cash
     (other than a registration relating solely to the sale of securities to participants pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration in which the only shares being registered are JAWS Shares issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), JAWS shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by JAWS, JAWS shall, subject to the provisions of section 1.6, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. Each Holder

                                       2
NY/299884.1
     shall be entitled to have its Registrable Securities included in an unlimited number of registrations pursuant to this section 1.3.

1.4 Obligations of JAWS. Whenever required under this section 1 to effect the registration of any Registrable Securities, JAWS shall, as expeditiously as reasonably possible:

     (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to fourteen (14) days;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

     (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

     (d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or state laws of such jurisdictions as shall be reasonably requested by the Holders, provided that JAWS shall not be required in connection therewith or as a condition thereto to qualify to do business, or to file a general consent to service of process or to subject itself to taxation in any such states or jurisdictions;

     (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall cooperate in good faith with JAWS in negotiating the underwriting agreement and enter into and perform its obligations under such an agreement;

     (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty
            (120) days;

     (g) cause all Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by JAWS are then listed;

                                       3
NY/299884.1

     (h)    provide  a  transfer   agent  and  registrar  for  all   Registrable
            Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

1.5 Furnish Information. It shall be a condition precedent to the obligations of the JAWS to take any action pursuant to this section 1 with respect to the Registrable Securities of any selling Holder that such Holder furnish to the JAWS such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

1.6  Expenses of Registration.
     ------------------------

     (a) Demand Registration. All expenses other than: (i) underwriting fees, discounts and commissions, (ii) stock transfer taxes, and (iii) fees and disbursements of counsel for the Holders, incurred in connection with registrations, filings or qualifications pursuant to section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the JAWS, shall be borne by the JAWS; provided, however, that the JAWS shall not be required to pay for any expenses of any registration proceeding begun pursuant to section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the JAWS from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the JAWS of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to section 1.2.

     (b) JAWS Registration. All expenses other than: (i) underwriting fees, discounts, commissions, (ii) stock transfer taxes, and (iii) fees and disbursements of counsel for the Holders, incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to section 1.3 for each Holder (which right may be assigned as provided in Section 1.19), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees and fees and disbursements of counsel for JAWS, shall be borne by JAWS.

1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this section 1:

     (a) to the extent permitted by law, JAWS will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
            Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning

                                       4
NY/299884.1
            of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by JAWS of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and JAWS will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of JAWS (which consent shall not be unreasonably withheld), nor shall JAWS be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person or from a failure of such Holder to deliver to a person at or prior to the written confirmation of a sale a copy of the final prospectus, as amended or supplemented, if JAWS has previously furnished copies thereof to such Holder in a timely fashion;

     (b) to the extent permitted by law, each selling Holder will indemnify and hold harmless JAWS, each of its directors and officers who has signed the registration statement, each person, if any, who controls JAWS within the meaning of the Securities Act, any underwriter, any other Holder of selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use and in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in

                                       5
NY/299884.1
            settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.7(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder;

     (c)    promptly  after receipt by an  indemnified  party under this section
            1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if such failure is prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this section 1.7;

     (d) if the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.7(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission;

                                       6
NY/299884.1

     (e) notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; and

     (f) the obligations of JAWS and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.8 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of JAWS to the public without registration or pursuant to a registration on Form S-1, JAWS agrees to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
            (90) days after the effective date of the first registration statement filed by JAWS for the offering of its securities to the general public for as long as JAWS remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

     (b) take such action, including the voluntary registration of its JAWS Shares under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S- 1 or Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the registration statement filed by JAWS is declared effective;

     (c) file with the SEC in a timely manner all reports and other documents required of JAWS under the Securities Act and the Exchange Act; and

     (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request: (i) a written statement by JAWS that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by JAWS), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-1 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of JAWS and such other reports and documents so filed by JAWS, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.9 Assignment of Registration Rights. The rights to cause JAWS to register Registrable Securities pursuant to this section 1 may be assigned (but only with all related obligations) to a transferee or assignee of all of the Registrable Securities held by such Holder, provided JAWS is, within a reasonable time after such transfer, furnished with

                                      7
NY/299884.1
     written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, subject to assumption by the assignee in writing of the corresponding obligations hereunder; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.    Miscellaneous.
      -------------

2.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the JAWS Shares or JAWS Shares issued upon conversion thereof or any other Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of each party. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities, and JAWS.

2.3 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the Canadian mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or as subsequently modified by written notice.

2.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then:
     (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

2.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the Province of Ontario, without giving effect to principles of conflicts of laws. Any dispute arising under or in relation to this Agreement shall be resolved in the courts of Ontario and each of the parties hereto attorns to the exclusive jurisdiction of such courts.

2.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       8
NY/299884.1

2.7 Titles and Subtitles. The title and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa.

The Parties have executed this Registration Rights Agreement as of the date first above written.


JAWS Technologies, Inc.


Per:____________________________
      Authorized Signatory



VENDORS


Per:____________________________
      Michael Pluscauskas


Per:____________________________
      Tyson Macaulay


                                       9

NY/299884.1